Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Petro Financial Corporation (the “Company”), that to his knowledge:

(1) The Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2005 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the SEC as an exhibit to the Report. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: May 16, 2005	/s/ J.A. Cardwell, Sr.
(J.A. Cardwell, Sr.)
President and Director

Date: May 16, 2005	s/ Edward Escudero
(Edward Escudero)
Treasurer and Chief Financial Officer